                                                                    EXHIBIT 10.3


                                 PROMISSORY NOTE


U.S.$20,000,000.00                                             February 28, 2002


         FOR VALUE RECEIVED, WEATHERFORD INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as "Maker"), and its successors and permitted assigns PROMISES TO PAY TO THE ORDER OF SHELL TECHNOLOGY VENTURES, INC, a Delaware corporation (hereinafter referred to as "Payee") and its successors and permitted assigns, at Chase Bank New York, ABA number 021000021, account number 323055907, or at such other place as the holder of this Note may from time to time designate in writing, the sum of Twenty Million and No/100 United States Dollars (U.S.$20,000,000.00) ("Total Principal Amount"), without interest.

         The Payee shall be entitled (without the consent of the Maker) to freely assign this Promissory Note (this "Note") or any beneficial interest or rights under this Note to any party whatsoever.

         Any assignment of this Note by the Payee shall become effective forthwith upon the execution and delivery of an instrument of assignment of this Note by the Payee. The Payee shall as soon as practicable following any assignment which the Payee wishes to notify to the Maker for the purposes of the Register (as defined below) provide a copy of such duly executed instrument of assignment to the Maker.

         The Maker shall maintain, or cause to be maintained, a register (the "Register") on which it shall enter the name of the Payee as the registered owner of this Note immediately upon execution and delivery of this Note. The Maker shall not be required to enter the name of more than one holder in the Register as the registered owner of this Note at any one time. Any assignment of this Note which is notified by the Payee to the Maker shall also be entered in the Register by or on behalf of the Maker forthwith upon receipt by the Maker of an instrument of assignment duly executed by the Payee whereupon, at the request of the assignee, a new Note in the same aggregate principal amount and duly completed shall be issued by the Maker to the said assignee (as new Payee). Prior to receipt of an instrument of assignment of this Note, the Maker shall treat the person in whose name this Note is then registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes.

         The Maker shall only be entitled to assign or otherwise transfer this Note or any obligation under it to any subsequent parent company with the prior written consent of the Payee (such consent not to be unreasonably withheld).

         Amounts owing under this Note shall be due and payable in a single cash payment on December 31, 2002 for value on such day.

         If any amount specified for payment by the Maker under this Note shall be subject to taxes or governmental charges other than income tax in the Payee's country of residence which are to be paid by the Payee or to be withheld by the Maker, the Maker shall pay such increased amount as yields to the Payee, after payment or withholding of the taxes or charges, the full amount specified in this Note provided that (save where the amount specified is paid by a company resident for tax purposes outside the United States of America) the Maker or other payer resident for tax purposes in the United States of America shall not be obliged to pay any greater sum on account of any withholding made by the Maker or such other payer than it would have been required to pay had the payment been made to the Payee or another recipient resident for tax purposes in the United States of America. The Maker and the Payee agree to take such actions prescribed by applicable law or regulation, or as reasonably requested, as will permit, in accordance with the law of any relevant jurisdiction in which the Maker or the Payee (as the case may be) is resident for tax purposes or any double taxation agreement to which such jurisdiction is a party, any sum payable under this Note to be paid free and clear, or at a reduced rate, of any deduction or withholding. All sums payable under this Note shall be exclusive of any sales tax, value added tax or any other taxes on sales, turnover or value added similar or corresponding thereto.

         The Maker may prepay the entirety of this Note or any portion hereof at any time and from time to time prior to maturity without penalty.

         It is agreed that (i) should the Maker or any endorser, surety or guarantor hereof make an assignment for the benefit of creditors, file a petition under any bankruptcy law or any insolvency law or any other law for the relief or aid of debtors, including, without limitation, the United States Federal Bankruptcy Code of 1986 or any amendment thereto (any such law or code being herein referred to as a "Bankruptcy Law") or file a petition or answer seeking for itself, or consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Bankruptcy Law or fail to deny, in a timely manner, the material allegations of or to contest any such petition filed against it or should any action commenced by any such petition continue undismissed, unstayed or in effect for more than 60 days or should a receiver, custodian, liquidator, fiscal agent or trustee of any of them or of the whole or any substantial part of their properties or assets be appointed or should a court enter an order, judgment or decree approving a petition filed against any one of them seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Bankruptcy Law or should an order of relief be entered pursuant to any such Bankruptcy Law with respect to any one of them, or
(ii) if termination of the Licence Agreement between the Maker, Weatherford/Lamb, Inc. and the Payee of even date with this Note occurs in any of the circumstances set out in clause 11 thereof then such event shall be deemed to be, and is hereinafter referred to as a "Default."

         It is especially agreed that time is of the essence in relation to the obligations of the Maker (or any successors thereof) under this Note. In the event of a Default hereunder, the Payee or any other holder hereof, at its option, may declare the entirety of this Note, immediately due and payable without notice, demand or presentment to the Maker or any other person or party, all of which are hereby waived, and failure to exercise the said option shall not constitute a waiver on the part of the Payee or any other holder hereof of the right to exercise the said option at any other time.

         If this Note is not paid at maturity, howsoever the said maturity may be brought about, and the same is placed in the hands of an attorney for collection or if collection by suit or through the probate court or bankruptcy court or by any other legal proceedings is sought, the Maker agrees to pay to the Payee all costs and expenses incurred by the Payee in connection therewith, including, but not limited to, all reasonable attorneys' fees, all of which shall become a part of the principal hereof.

         The Maker and all other parties hereafter assuming or otherwise becoming liable for the payment of any sum of money payable under this Note jointly and severally waive notice of acceleration and notice of intent to accelerate, grace, presentment and demand for payment, protest, notice of protest and/or dishonor, notice of nonpayment, and all other notice, filing of suit and diligence in collecting this Note.

         The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby.

         This Note has been issued pursuant to that certain "Framework" Agreement, dated March 1, 2002 and effective as of February 28, 2002, executed by the Maker and Shell Technology Ventures Limited, an English company.

         This Note is being executed and delivered in Texas and is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The Payee hereby submits to the non-exclusive jurisdiction of the federal and state courts of Harris County, Texas. The Maker hereby submits to the non-exclusive jurisdiction of the High Court of Justice in England.



         EXECUTED on this 28th day of February, 2002.

                                        "MAKER"

                                        WEATHERFORD INTERNATIONAL, INC.
                                        a  Delaware corporation

                                        By:     /s/ Lisa W. Rodriguez
                                                --------------------------------
                                        Name:   Lisa W. Rodriguez
                                                --------------------------------
                                        Title:  VP, Finance and Accounting
                                                --------------------------------



Maker's Address:

515 Post Oak Boulevard
Suite 600
Houston, Texas 77027